Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-86012) pertaining to the AmerisourceBergen Employee Investment Plan of AmerisourceBergen Corporation of our report dated June 25, 2012, with respect to the financial statements and supplemental schedule of the AmerisourceBergen Employee Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
June 25, 2012